UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 26, 2026

Gain Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-40237	85-1726410
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4800 Montgomery Lane, Suite 220

Bethesda, Maryland 20814

(Address of principal executive offices, including zip code)

(301) 500-1556

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class:	Trading Symbol	Name of Each Exchange on which Registered
Common Stock, par value $0.0001 per share	GANX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On May 26, 2026, Gain Therapeutics, Inc. (the “Company”) disclosed interim clinical and biomarker data from Part 2 (the nine-month extension) of its Phase 1b open-label clinical study of GT-02287 in patients with Parkinson’s disease with or without a GBA1 mutation. The data was released via an oral presentation at the 3rd International GBA1 Meeting 2026, held May 22–23, 2026, in Phoenix, AZ.

The data presented, which includes safety, tolerability, biomarkers, and clinical scores from the Phase 1b nine-month study extension support continued development of GT-02287 for PD. As previously reported, 16 of 19 participants who completed dosing in Part 1 of the Phase 1b chose to continue in the ongoing nine-month extension (Part 2), further supporting the tolerability of GT-02287. A Data Monitoring Committee meeting on March 5, 2026, concluded that the study should continue without any changes.

To date, all 16 participants remain on study and have completed five months of dosing (Day 150).

As previously reported, in all participants with elevated baseline levels of glucosylsphingosine (GluSph) in cerebrospinal fluid (CSF), GluSph decreased by an average of 81% after 90 days of treatment with GT-02287. Elevated GluSph, a result of glucocerebrosidase (GCase) dysfunction, has been shown to increase the aggregation of alpha synuclein and to impair mitochondrial and lysosomal function in neurons. Furthermore, in individuals with high levels of CSF GluSph at baseline, levels of DOPA decarboxylase (DDC) decreased following 90 days of treatment with GT-02287. DDC is responsible for converting levodopa into dopamine in the brain and is elevated in the CSF of people with Parkinson’s – likely due to dopaminergic neuron dysfunction

Figure 1: Change in MDS-UPDRS scores from Baseline at Day 150 in all patients for whom CSF GluSph and MDS-UPDRS scores were available, patients with low baseline GluSph, and patients with high baseline GluSph.

Participants with elevated baseline levels of GluSph in CSF continued to benefit more than those with low baseline levels of GluSph in CSF after 150 days of dosing with GT-02287, with a difference of 4.8 points in the sum of MDS-UPDRS Part II and Part III scores between the two groups at Day 150. MDS-UPDRS scores remained stable and durable across overall study population after 150 days of treatment with GT-02287.

Additionally, participants in the Phase 1b study provided unsolicited descriptions of perceived benefit after 90 days of dosing with GT-02287. Perceived benefits most commonly described included four instances of improved sense of smell and taste, four instances of improved balance or gait, and three instances of improved sleep. The planned Phase 2 clinical trial is anticipated to include endpoints to further assess treatment effects beyond benefits perceived and informally reported, including administration of the University of Pennsylvania Smell Identification Test (UPSIT) at baseline and at the end of the study, as well as the use of Opal wearable sensors for in-clinic gait assessments to be conducted at multiple timepoints throughout the study.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GAIN THERAPEUTICS, INC.

Dated: May 26, 2026	By:	/s/ Gene Mack
Gene Mack
Chief Executive Officer